UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2007
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina (Address of Principal Executive Offices)	27408 (Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2007, VF Corporation (“VF”) announced that George N. Derhofer, Senior Vice President—Global Operations of VF, has decided to retire at the end of the year after 13 years of service with VF. In connection with Mr. Derhofer’s retirement, the Board of Directors of VF approved an arrangement with him that prohibits him from working for certain specified competitors and from hiring VF employees for one year following his retirement from VF. Subject to Mr. Derhofer’s compliance with his obligations, benefits under the arrangement include one year’s salary continuation following his retirement. Mr. Derhofer’s retirement will be effective January 1, 2008.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 11, 2007, the Board of Directors of VF adopted amendments to the By-Laws. As previously announced, Mackey J. McDonald will serve as Chairman of the Board of Directors, and Eric C. Wiseman will serve as President and Chief Executive Officer of VF, effective January 1, 2008. The changes effected by the amendments give the Board of Directors the flexibility to combine or divide the titles and responsibilities of Chairman of the Board of Directors, Chief Executive Officer and President as they deem appropriate. The changed provisions read as follows, with additional language underlined.
The first sentence of Article V, Section 7, regarding the office of the Chairman of the Board of Directors, was modified to read:
Unless otherwise determined by the Board of Directors , the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors.
The following changes were made to Article V, Section 8, regarding the office of the President:
Unless the Board of Directors has determined that the President shall serve as the chief executive officer of the Corporation with general supervision over the business and operations of the Corporation (subject, however, to the control of the Board of Directors) , the President shall be the chief operating officer of the Corporation and shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and in general, he shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman. If the President is serving as a director, then during the absence or disability of the Chairman of the Board, he shall preside at all meetings of the shareholders or the Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following is furnished as an exhibit to this report:
3.1	Amendments to the By-Laws of VF Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)
December 12, 2007	By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President — Administration, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to the By-Laws of VF Corporation.